Exhibit 99.1

Radiant Logistics retires $25.0 Million in Subordinated Debt

BELLEVUE, WA, April 25, 2016 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a third party logistics and multimodal transportation services company, today announced that it has repaid in full all amounts outstanding, plus accrued and unpaid interest, on the $25.0 million subordinated secured term loan it obtained in April 2015 in connection with its acquisition of Wheels Group, Inc. The subordinated loan was subject to a prohibition on prepayment until April 2016 and, at the time of repayment, accrued interest at 10.5% per annum. The total repayment amount was approximately $25.9 million, consisting of outstanding principal of $25.0 million, accrued and unpaid interest of $0.16 million, a prepayment premium of $0.75 million and other related fees and expenses. Radiant repaid the subordinated loan using cash on hand and funds drawn down under its $65.0 million revolving credit facility with Bank of America, N.A. and Bank of Montreal. As a result of the voluntary prepayment, Radiant has satisfied all of its obligations under the subordinated loan.

“We are very appreciative of Alcentra and Triangle Capital Partners and their support of our acquisition strategy,” said Bohn Crain, Radiant’s Founder and CEO. Given the cash we were accumulating on our balance sheet and the fact that we had virtually no amounts outstanding under our $65.0 million senior credit facility, it made great sense for us to retire the $25.0 million in subordinated debt and excluding a one-time pre-payment fee $750,000, capture what we estimate to be approximately $2.0 million in annualized cost savings in reduced interest expense. After giving effect to the payment of the subordinated loan, we have approximately $10.0 million in net debt outstanding under our senior credit facility and remain well positioned to continue our disciplined approach of acquiring non-asset based businesses. We have low leverage on our balance sheet, strong free cash flow and continue to search for acquisition candidates that bring critical mass to our current platform with respect to geography, purchasing power and complementary service offerings.”

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third party logistics and multimodal transportation services delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

Exhibit 99.1

Cautionary Note Regarding Forward Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to trends in the domestic and global economy, our ability to attract new and retain existing agency relationships, acquisitions and integration of acquired entities, availability of capital to support our acquisition strategy, our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations, outcomes of legal proceedings, competition, management of growth, potential fluctuations in operating results, and government regulation. More information about factors that potentially could affect our financial results is included in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings.

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Investor Contact: Stonegate, Inc. Casey Stegman 972-850-2001 casey@stonegateinc.com	Media Contact: Radiant Logistics, Inc. Ryan McBride (425) 943-4533 rmcbride@radiantdelivers.com